                                                                 EXHIBIT 10.7(b)

                                 FIRST AMENDMENT
                                       TO
                           CONTRIBUTION AND GOVERNANCE
                                   AGREEMENTS


         This First Amendment to Contribution and Governance Agreements (this "Amendment"), dated as of March 23, 2000, is entered into by and among Phillips Petroleum Company, a Delaware corporation ("Phillips"), Duke Energy Corporation, a North Carolina corporation ("Duke") and Duke Energy Field Services, LLC, a Delaware limited liability company (the "Company").

         WHEREAS, reference is made to (i) that certain Contribution Agreement by and among Phillips, Duke and the Company dated as of December 16, 1999 (the "Contribution Agreement") (capitalized terms used but not defined herein shall have the meaning given thereto in the Contribution Agreement) and (ii) that certain Governance Agreement by and among Phillips, Duke and the Company dated as of December 16, 1999 (the "Governance Agreement"); and

         WHEREAS, Phillips, Duke and the Company desire to amend the Contribution Agreement;

         NOW, THEREFORE, for and in consideration of the mutual benefits to be derived from this Amendment, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

                                    ARTICLE I
                                   AMENDMENTS

         1.1 AMENDMENTS TO CONTRIBUTION AGREEMENT. The Contribution Agreement is hereby amended as follows:

                  1.1.1 Article I is amended by inserting each of the following definitions in its appropriate place in alphabetical order:

                           "DEFS Balance Sheet Supplement" shall have the
                  meaning set forth in Section 5.5.

                           "First Amendment" shall mean the First Amendment to
                  Contribution Agreement dated as of March 23, 2000, by and among Duke, Phillips and the Company.

                           "PEC Note" shall mean that certain intercompany note
                  in the principal amount of $10,000,000 from PanEnergy Corp. to TEPPCO Investments.

                           "TCTM" shall mean TCTM, L.P., a Delaware limited
                  partnership.

                           "TE Products" shall mean TE Products Pipeline
                  Company, Limited Partnership, a Delaware limited partnership.

                           "TEPPCO" shall mean Texas Eastern Products Pipeline
                  Company, a Delaware corporation, or any successor entity.

                           "TEPPCO Excluded Assets and Liabilities" shall mean
                  all assets and Liabilities of TEPPCO other than (i) its interests in and Liabilities arising out of, attributable to or directly relating to TEPPCO Investments, TEPPCO Partners, TE Products, TCTM or any of their respective Subsidiaries or the performance of its duties as a general partner of TEPPCO Partners, TE Products or TCTM, and (ii) the TEPPCO Note. Notwithstanding the foregoing, it is agreed and understood that deferred tax liabilities of TEPPCO for financial accounting purposes, as distinguished from tax liabilities of TEPPCO under the law, shall not be considered "Liabilities of TEPPCO" for purposes of this definition of "TEPPCO Excluded Assets and Liabilities".

                           "TEPPCO Investments" shall mean TEPPCO Investments,
                  Inc., a Delaware corporation, or any successor entity.

                           "TEPPCO Investments Excluded Assets and Liabilities"
                  shall mean all assets and Liabilities of TEPPCO Investments other than the PEC Note and the TEPPCO Note.

                           "TEPPCO Note" shall mean that certain intercompany
                  note in the principal amount of $150,000,000 from TEPPCO to TEPPCO Investments.

                           "TEPPCO Partners" shall mean TEPPCO Partners, L.P., a
                  Delaware limited partnership.

                  1.1.2 Clauses (i) and (ii) of Section 2.1(b) are amended by deleting them in their entirety and inserting the following in replacement therefor:

                  "(i) the crude oil trucking assets, facilities, operations and directly related Liabilities held by or attributable to Duke Energy Transport and Trading Co., a Colorado corporation ("DETTCO") to be transferred to a DEFS Subsidiary; (ii) (A) each of TEPPCO and TEPPCO Investments to be converted into a limited liability company organized under the laws of the State of Delaware; (B) the TEPPCO Investments Excluded Assets and Liabilities to be transferred out of TEPPCO Investments (and TEPPCO); (C) the TEPPCO Excluded Assets and Liabilities to be transferred out of TEPPCO; (D) all outstanding membership interests in TEPPCO to be transferred to a DEFS Subsidiary; and (E) the obligations of PanEnergy Corp. under the PEC Note to be assumed by the Company;"

                  1.1.3 Clause (i) of Section 3.2(c)(2) is amended by deleting "$1,200,000,000" in such clause and inserting "$1,425,000,000" in replacement therefor.

                  1.1.4 Clause (ii) of Section 3.3(a) is amended by inserting "(excluding TEPPCO and any Subsidiaries of TEPPCO)" after the words "DEFS Subsidiaries" and before the words "as of the Closing Date."

                  1.1.5 Section 5.1(b) is amended by: (1) deleting the first occurrence of "DETTCO" in the parenthetical in the first sentence thereof and inserting "TEPPCO" in replacement therefor; (2) deleting the second occurrence of "DETTCO" in the parenthetical in the first sentence thereof and inserting "TEPPCO (excluding TEPPCO Partners, TE Products and TCTM and their respective Subsidiaries)" in replacement therefor; (3) inserting at the end of the first parenthetical (before the closing parenthesis) in the first sentence "; provided, that for purposes of the representations and warranties contained in Article V and the covenants in Article VI, (x) except as provided in Section 5.5, TEPPCO and Subsidiaries of TEPPCO shall be considered DEFS Subsidiaries and Subsidiaries of each of DEFS and DEFS Holding, but only from and after the date of the First Amendment, and (y) TEPPCO Partners, TE Products and TCTM and their respective Subsidiaries shall not be considered Subsidiaries of DEFS Holding, DEFS or TEPPCO"; (4) deleting "DETTCO and its Subsidiaries" in the third sentence thereof and inserting "TEPPCO and its Subsidiaries (other than TEPPCO Partners, TE Products and TCTM and their respective Subsidiaries)" in replacement therefor; and (4) deleting the three occurrences of "DETTCO" in the fourth sentence thereof and inserting "TEPPCO" in replacement therefor.

                  1.1.6 Section 5.5 is amended as follows:

                  (a) The first paragraph is amended by: (1) deleting "TEPPCO which is an Excluded Asset" in the parenthetical in clause (i) thereof and inserting "the Class B Subordinated Units of TEPPCO Partners, L.P., which is part of the Duke Excluded Assets and Liabilities" in replacement therefor; (2) inserting "and the DEFS Balance Sheet Supplement" after the words "Balance Sheet" in the last parenthetical thereof; and (3) inserting a new sentence at end thereof which reads, "Duke shall provide to Phillips as an amendment to the Duke Disclosure Schedule pursuant to Section 1.3 of the First Amendment, an unaudited proforma supplement to the DEFS September 30 Balance Sheet showing proforma adjustments to include the investment in TEPPCO (exclusive of the TEPPCO Excluded Assets and Liabilities and the TEPPCO Investments Excluded Assets and Liabilities) (the "DEFS Balance Sheet Supplement")."

                  (b) The second paragraph is amended by inserting "and the DEFS Balance Sheet Supplement" after the words "Balance Sheet" in clause (i) of the last sentence thereof.

                  1.1.7 Section 5.10(c) is amended by inserting "and the DEFS Balance Sheet Supplement" after the words "DEFS September 30 Balance Sheet".

                  1.1.8 Section 6.5(h) is amended by deleting "Section 2.1(b)(i)" in the first sentence thereof and inserting "Section 2.1(b)(ii)" in replacement therefor.

                  1.1.9 Section 6.17(a) is amended by (i) inserting "or commercial paper" after the words "bank credit" in the first sentence thereof and (ii) deleting "$2,400,000,000" in clause (i) thereof and inserting "$2,625,000,000" in replacement therefor.

                  1.1.10 Article VI is amended by inserting the following at the end thereof:

                  "Section 6.21. TEPPCO Assets. Duke shall cause TEPPCO to own and hold all of the general partner interests in TEPPCO Partners, TE Products and TCTM as of the Closing and to be entitled to all of the benefits of the general partner of such entities."

                  1.1.11 Clause (iii) of Section 9.2(a) is amended by inserting ", TEPPCO Excluded Assets and Liabilities and TEPPCO Investments Excluded Assets and Liabilities" after the words "Duke Excluded Assets and Liabilities" and before the word "and."

                  1.1.12 Section 2.1(c) of Annex B to the Contribution Agreement is amended by inserting ", TEPPCO Excluded Assets and Liabilities, TEPPCO Investments Excluded Assets and Liabilities" after the words "Duke Excluded Assets and Liabilities" and before the words "or their transfer."

                  1.1.13 Each of (1) Section 4.1 and (2) Section 4.2 of Annex B is amended by inserting "(including any alternative minimum Tax credit (whether consolidated, combined, affiliated or unitary or otherwise) attributable to payments of alternative minimum Tax with respect to any Pre-Closing Period, which credit is utilized in a Post-Closing Period)" after the words "Pre-Closing Period" in the second sentence thereof.

                  1.1.14 Section 4.4 of Annex B is amended by (1) inserting "(or credit)" after "refund" and (2) inserting "(or utilization)" after "receipt".

                  1.1.15 All references in the Contribution Agreement to the "Agreement" (and terms referencing the "Agreement" such as "hereof," "hereby," "herein," "hereunder" and similar terms) shall be deemed to refer to the Contribution Agreement as amended by this Amendment. Notwithstanding the foregoing, references to "the date of this Agreement" and similar terms shall refer to the date of the Contribution Agreement, provided that to the extent that such references are contained in the representations and warranties contained in Article V of the Contribution Agreement or in the covenants contained in Article VI of the Contribution Agreement and refer to any DEFS Subsidiary, DEFS Subsidiaries, or any Subsidiary or Subsidiaries of DEFS or DEFS Holding, with regard only to TEPPCO and its Subsidiaries (excluding TEPPCO Partners, TE Products and TCTM and their respective Subsidiaries), such references shall refer to the date of the First Amendment.

         1.2 SPECIFIC AMENDMENTS TO THE DUKE DISCLOSURE SCHEDULE. Schedule 2.1(d) of the Duke Disclosure Schedule is amended by deleting "Class B TEPPCO Units owned by DETTCO".

         1.3 DELIVERY OF AMENDMENTS TO THE DUKE DISCLOSURE SCHEDULE. The Parties agree that prior to the earlier of (x) March 24, 2000 or (y) five days prior to the Closing Date, Duke may amend the Duke Disclosure Schedule as necessary to reflect the matters addressed in this Amendment (it being understood and agreed that Schedule 5.10 of the Duke Disclosure Schedule need not include contracts of TEPPCO Partners, TE Products or TCTM for which TEPPCO also is obligated or liable by virtue of its status as the general partner of TEPPCO Partners, TE Products or TCTM), with each amendment subject to the approval of Phillips, which approval shall not be unreasonably withheld. If Phillips withholds its approval for any such amendment, then in addition to any other remedies available to it, Duke shall have the right to terminate this Amendment. Upon any such termination, this Amendment shall be null and void and of no further force and effect, and the Contribution Agreement shall continue in effect as it existed prior to this Amendment.

         1.4 AMENDMENTS TO GOVERNANCE AGREEMENT. Annex F to the Governance Agreement is hereby amended by: (1) deleting "$3,360,500,000" in each of (x) clause (a) of Section 1.2 thereof and (y) the second sentence of Section 2.3 thereof and inserting, in each case, "$3,585,500,000" in replacement therefor and (2) deleting the second occurrence of the words "shall treat" in clause (E) of Section 4.2 thereof.


                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

         2.1 REPRESENTATIONS AND WARRANTIES OF PHILLIPS. Phillips hereby represents and warrants to each of Duke and the Company that (1) it has full corporate power and authority to execute and deliver this Amendment, (2) the execution and delivery of this Amendment have been duly and validly approved by all corporate action on the part of Phillips, (3) this Amendment has been duly and validly executed and delivered by Phillips and, assuming due authorization, execution and delivery by Duke and the Company, constitutes a valid and binding obligation of Phillips, enforceable against Phillips in accordance with its terms and (4) the execution and delivery of this Amendment by Phillips do not,
(A) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws or other organizational documents of Phillips or PGC,
(B) constitute a breach or violation of, or a default under, or trigger any "change of control" rights or remedies under, or give rise to any Lien, any acceleration of remedies, any buy-out right or any right of first offer or refusal or of termination under, any indenture, license, contract, agreement or other instrument to which PGC or of any of its Subsidiaries is a party or by which any of them or their respective properties or assets may be bound, or (C) assuming compliance with the applicable requirements of the HSR Act, violate any law, rule, regulation, judgment, decree or order applicable to Phillips, PGC or any of the PGC Subsidiaries or any of their respective properties or assets, except in the case of (B) and (C) above for such breaches, violations, defaults, liens, accelerations or rights as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on the PGC Subsidiaries or to adversely affect the ability of Phillips to consummate the transactions contemplated by the Contribution Agreement as amended by this Amendment.

         2.2. REPRESENTATIONS AND WARRANTIES OF DUKE. Duke hereby represents and warrants to each of Phillips and the Company that (1) each of Duke and the Company has full corporate power and authority to execute and deliver this Amendment, (2) the execution and delivery of this Amendment have been duly and validly approved by all corporate action on the part of each of Duke and the Company, (3) this Amendment has been duly and validly executed and delivered by each of Duke and the Company and, assuming due authorization, execution and delivery by Phillips, constitutes a valid and binding obligation of each of Duke and the Company, enforceable against each of Duke and the Company in accordance with its terms and (4) the execution and delivery of this Amendment by Duke do not, (A) constitute a breach or violation of, or a default under, the certificate of incorporation or by-laws or other organizational documents of Duke or DEFS Holding, (B) constitute a breach or violation of, or a default under, or trigger any "change of control" rights or remedies under, or give rise to any Lien, any acceleration of remedies, any buy-out right or any right of first offer or refusal or of termination under, any indenture, license, contract, agreement or other instrument to which DEFS Holding or of any of its Subsidiaries is a party or by which any of them or their respective properties or assets may be bound, or (C) assuming compliance with the applicable requirements of the HSR Act, violate any law, rule, regulation, judgment, decree or order applicable to Duke, DEFS Holding or any of the DEFS Subsidiaries or any of their respective properties or assets, except in the case of (B) and (C) above for such breaches, violations, defaults, liens, accelerations or rights as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect on DEFS or to adversely affect the ability of Duke to consummate the transactions contemplated by the Contribution Agreement as amended by this Amendment.


                                   ARTICLE III
                                  MISCELLANEOUS

         3.1 COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered (including by facsimile) to the other party.

         3.2 GOVERNING LAW. (a) This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the choice of law principles thereof.

                  (b) Each party hereto irrevocably submits to the jurisdiction of any Delaware state court or any federal court sitting in the State of Delaware in any action arising out of or relating to this Amendment, and hereby irrevocably agrees that all claims in respect of such action may be heard and determined in such Delaware state or federal court. Each party hereto hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto further agree, to the extent permitted by law, that final and unappealable judgment against any of them in any action or proceeding contemplated above shall be conclusive and may be enforced in any other jurisdiction within or outside the United States by suit on the judgment, a certified copy of which shall be conclusive evidence of the fact and amount of such judgment.

                  (c) To the extent that any party hereto has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, each party hereto hereby irrevocably waives such immunity in respect of its obligations with respect to this Amendment.

                  (d) Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any action, suit or proceeding arising out of or relating to this Amendment. Each party hereto certifies that it has been induced to enter into this Amendment by, among other things, the mutual waivers and certifications set forth above in this Section 3.2.

         3.3 ENTIRE AGREEMENT. This Amendment, the Contribution Agreement and the Governance Agreement, and the schedules and exhibits hereto and thereto, together with the Confidentiality Agreements dated August 11, 1999 and August 26, 1999 between Duke and Phillips, contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

         3.4 NOTICES. The provisions of Section 12.5 of the Contribution Agreement are hereby incorporated herein.

         3.5 SUCCESSORS AND ASSIGNS. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that no party hereto will assign its rights or delegate any or all of its obligations under this Amendment without the express prior written consent of each other party hereto.

         3.6 AMENDMENTS AND WAIVERS. This Amendment may not be modified or amended except by an instrument or instruments in writing signed by all parties hereto. Any party hereto may, only by an instrument in writing, waive compliance by the other parties hereto with any term or provision of this Amendment on the part of another party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Amendment shall not be construed as a waiver of any subsequent breach. Except as otherwise expressly provided herein, no failure to exercise, delay in exercising or single or partial exercise of any right, power or remedy by any party, and no course of dealing between the parties, shall constitute a waiver of any such right, power or remedy.

         3.7 SEVERABILITY. If any provision of this Amendment shall be held invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions of this Amendment shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.

         3.8 HEADINGS; DEFINITIONS. The Section and Article headings contained in this Amendment are inserted for convenience of reference only and will not affect the meaning or interpretation of this Amendment. All capitalized terms defined herein are equally applicable to both the singular and plural forms of such terms.

         3.9 INTERPRETATION. In the event an ambiguity or question of intent or interpretation arises, this Amendment shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Amendment. The phrase "including" shall be deemed to be followed by "without limitation."

         3.10 RATIFICATION. Except as amended hereby, the Contribution Agreement and the Governance Agreement shall remain in full force and effect as previously executed by the parties, and the parties hereby ratify the Contribution Agreement and the Governance Agreement as amended hereby.

         IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound, has caused this Amendment to be duly executed and delivered on the date first set forth above.


                                        PHILLIPS PETROLEUM COMPANY

                                        By: /s/ JOHN A. CARRIG
                                           ------------------------------------
                                        Name:   John A. Carrig
                                             ----------------------------------
                                        Title:  Vice President and Treasurer
                                              ---------------------------------

                                        DUKE ENERGY CORPORATION

                                        By: /s/ RICHARD K. MCGEE
                                           ------------------------------------
                                        Name:   Richard K. McGee
                                             ----------------------------------
                                        Title:  Vice President
                                              ---------------------------------

                                        DUKE ENERGY FIELD SERVICES, LLC

                                        By:  /s/ DAVID D. FREDERICK
                                           ------------------------------------
                                        Name:    David D. Frederick
                                             ----------------------------------
                                        Title:  Sr. Vice President and
                                                Chief Financial Officer
                                              ---------------------------------